Exhibit 99.1


                             GREENSMART CORPORATION
                            (a Delaware corporation)


To:  All directors
     Mr. Lawrence Hon           honlkp@hkstar.com
     Mr. Simon Poon             simon-poon@sinoforest.com
     Mr. Donlad Lau             wonton@worldnet.att.net
     Mr. William Rico

NOTICE IS HERBY GIVEN THAT a special meeting of the Board of Directors of Greensmart Corporation (the "Corporation") will be held pursuant to Section 4 of the By-Laws of the Corporation by mean of conference telephone on the day 28
October  2003  at      (US  time)  for  the  following  purposes.

1. To remove Mr. Lawrence Hon as the Chairman, Director, President and Chief Executive Officer of the Corporation.

2. To appoint Mr. Donald Lau as the Chairman of the Corporation and Mr. Daniel Huang as the President, Director and acting Chief Executive Officer of the Corporation to fill the vacancy held by Mr. Lawrence Hon and such time the chief executive officer of the Corporation is appointed, and

3.   A.O.B.


Dated this 27th day of October 2003.

By order of the Board

/s/ Donald Lau
--------------
Director

/s/ William Rico
----------------
Director


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